UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 25, 2026

FibroBiologics, Inc.

(Exact name of Registrant as Specified in Its Charter)

Delaware	001-41934	86-3329066
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

9350 Kirby Drive, Suite 300
Houston, Texas		77054
(Address of Principal Executive Offices)		(Zip Code)

Registrant’s Telephone Number, Including Area Code: 281 671-5150

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.00001 par value	FBLG	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01 Entry into a Material Definitive Agreement.

On June 25, 2026, FibroBiologics, Inc. (the “Company”) entered into a Securities Purchase Agreement (the “Securities Purchase Agreement”) with an accredited investor (the “Purchaser”) for a private placement offering (the “Offering”), pursuant to which the Company received gross proceeds of $3,000,000, before deducting placement agent fees and other offering expenses, in consideration of (i) pre-funded warrants in lieu of shares (the “Shares”) of the Company’s common stock, $0.00001 par value per share (the “Common Stock”) to purchase up to 4,081,633 shares of Common Stock (the “Pre-Funded Warrants”), (ii) warrants to purchase up to 4,081,633 shares of Common Stock at an exercise price of $0.735 per share, which will be exercisable on or after the effective date of stockholder approval (the “Stockholder Approval Date”) of the issuance of the shares of Common Stock upon exercise of such warrants (the “Stockholder Approval”) and will expire 18 months from the later of the Stockholder Approval Date and the effective date (the “Effective Date”) of the resale registration statement registering the shares of common stock issuable upon exercise of such warrants (the “Short-term Warrants”) and (iii) warrants to purchase up to 4,081,633 shares of Common Stock at an exercise price of $0.735 per share, which will be exercisable on or after the Stockholder Approval Date and will expire 5 years from the later of the Stockholder Approval Date and the Effective Date (the “Long-term Warrants” and together with the Short-term Warrants, the “Warrants”) at a purchase price of $0.735 per share (the “Offering Price”) of Common Stock (or $0.73499 per Pre-Funded Warrant in lieu thereof (equal to the Offering Price, minus $0.00001, the exercise price of each Pre-Funded Warrant)) and associated Warrants. The exercisability of the Warrants is subject to stockholder approval as described below. The Offering closed on June 29, 2026.

H.C. Wainwright & Co., LLC acted as the exclusive placement agent (the “Placement Agent”) in connection with the Offering pursuant to that certain engagement letter, dated November 10, 2025 (as amended on March 12, 2026, the “Engagement Letter”), by and between the Company and the Placement Agent. Pursuant to the Engagement Letter, the Placement Agent received (i) a cash fee of 7.0% of the aggregate purchase price paid by the Purchasers in the Offering and (ii) a management fee of 1.0% of the aggregate purchase price paid by the Purchasers in the Offering. The Company additionally reimbursed the Placement Agent for its legal fees in an amount of $50,000. In addition, the Company issued warrants to purchase up to 285,714 shares of Common Stock at an exercise price of $0.9188 per share to the Placement Agent, or its designees (the “Placement Agent Warrants”), which have substantially the same terms as the Long-term Warrants described above except for the exercise price. The exercisability of the Placement Agent Warrants is subject to stockholder approval as described below.

The Securities Purchase Agreement contains customary representations, warranties and agreements of the Company and the Purchaser, customary conditions to closing, indemnification obligations of the Company, including for liabilities arising under the Securities Act of 1933, as amended (the “Securities Act”), other obligations of the parties, and termination provisions. The representations, warranties and covenants contained in the Purchase Agreement were made only for the purposes of such agreement and as of the specific dates, were solely for the benefit of the parties to such agreement and may be subject to limitations agreed upon by the contracting parties.

The Company offered Pre-Funded Warrants to the Purchaser in lieu of the Common Stock because its purchase of Common Stock in the Offering would have resulted in the Purchaser, together with its affiliates and certain related parties, beneficially owning more than 9.99% of our outstanding Common Stock immediately following the consummation of the Offering. The Pre-Funded Warrants have an exercise price of $0.00001 per share, may be exercised commencing on the issuance date and do not expire. The Pre-Funded Warrants may be exercised, in whole or in part, at any time by means of a cashless (net) exercise. The exercise price of the Pre-Funded Warrants is subject to adjustment for customary stock splits, stock dividends, stock combinations, and similar capital transactions or such other event as further described in the Pre-Funded Warrants.

The net proceeds to the Company from the Offering were approximately $2.6 million, after deducting placement agent fees and offering expenses payable by the Company. In addition, if the holders of the Warrants exercise such Warrants in full for cash following stockholder approval, the Company would receive additional gross proceeds of approximately $6.0 million. However, the Company cannot predict when or if the Warrants will be exercised for cash or exercised at all. It is possible that the Warrants may be exercised on a cashless (net) basis as described below or may expire and never be exercised. The Company currently plans to use the net proceeds from the Offering for working capital and general corporate purposes.

The Company has also entered into a Registration Rights Agreement (the “Registration Rights Agreement”) with the Purchaser in which it has agreed to file with the Securities and Exchange Commission (the “SEC”) a registration statement covering the resale of all of the Common Stock issuable upon exercise of the Pre-Funded Warrants and the Warrants within fifteen calendar days after the date of the Registration Rights Agreement, to use best efforts to cause the registration statement to become effective by the 45th calendar day following the date of the Registration Rights Agreement (or, in the event of a “full review” by the SEC, the 75th calendar day) and to maintain the effectiveness thereof until the date that all registrable securities covered by such registration statement (i) have been sold, thereunder or pursuant to Rule 144 under the Securities Act, or (ii) may be sold without volume or manner-of-sale restrictions pursuant to Rule 144 and without the requirement for the Company to be in compliance with the current public information requirement under Rule 144.

The Warrants and the Placement Agent Warrants will not be exercisable until, and are subject to, approval by the Company’s stockholders of the issuance of the shares of Common Stock issuable upon exercise of the Warrants and the Placement Agent Warrants, respectively (together, the “Warrant Shares”). The Company intends to submit the issuance of the Warrant Shares upon exercise of the Warrants and Placement Agent Warrants, as the case may be, for approval of its shareholders, but there can be no assurance that such approval will be obtained. A holder of the Warrants or the Placement Agent Warrants will not have the right to exercise any portion of such warrants if such holder, together with its affiliates, would beneficially own in excess of 4.99% of the number of Common Stock outstanding immediately after giving effect to such exercise. If at the time of exercise of the Warrants or the Placement Agent Warrants, as the case may be, there is no effective registration statement registering the Warrant Shares for resale or the prospectus contained therein is not available for the resale of the Warrant Shares by their holder, then such warrants may also be exercised, in whole or in part, by cashless (net) exercise. The exercise price of the Warrants and the Placement Agent Warrants is subject to customary adjustment for stock splits, stock dividends, stock combinations, and similar capital transactions or such other event as further described in such warrants.

The securities sold in the Offering were sold pursuant to an exemption from the registration requirements of the Securities Act under Section 4(a)(2) of the Securities Act and/or Rule 506(b) of Regulation D promulgated thereunder. The Purchaser represented to the Company that it is an accredited investor and has purchased the securities as an investment in a private placement that did not involve a general solicitation. The issuance of the shares of Common Stock to be issued upon exercise of the Pre-Funded Warrants, Warrants, and Placement Agent Warrants have not been registered under the Securities Act and may not be offered or sold in the United States in the absence of an effective registration statement or exemption from the registration requirements. This Report on Form 8-K shall not constitute an offer to sell or the solicitation of an offer to buy, nor shall there be any sale of these securities in any state in which such offer, solicitation or sale would be unlawful prior to the registration or qualification under the securities laws of any such state.

The foregoing descriptions of the documents referred to do not purport to be complete and are qualified in their entirety by reference to the full text of the Securities Purchase Agreement, the Registration Rights Agreement, the form of Pre-Funded Warrant, the form of Warrants, and the form of Placement Agent Warrant attached hereto as Exhibits 10.1. 10.2, 4.1, 4.2, and 4.3, respectively, each of which is incorporated herein by reference.

Item 3.02 Unregistered Sales of Equity Securities.

The disclosure set forth above in Item 1.01 of this Form 8-K relating to (i) the issuance of the Pre-Funded Warrants and Warrants to the Purchaser pursuant to the Securities Purchase Agreement, including the Shares of Common Stock to be issued in connection with exercises of the Pre-Funded Warrants and Warrants, and (ii) the issuance of the Placement Agent Warrants to the Placement Agent (or its designees) pursuant to the Engagement Letter, including the Shares of Common Stock to be issued in connection with exercises of the Placement Agent Warrants, is incorporated by reference herein in its entirety.

The maximum number of Shares of Common Stock that may be issued through the exercise of the Pre-Funded Warrants is 4,081,633, subject to customary anti-dilution adjustments. The maximum number of Shares of Common Stock that may be issued through the exercise of the Warrants is 8,163,266, subject to customary anti-dilution adjustments. The maximum number of Shares of Common Stock that may be issued through the exercise of the Placement Agent Warrants is 285,714, subject to customary anti-dilution adjustments.

The offer and sale of the Pre-Funded Warrants, Warrants and Shares of Common Stock to be issued in connection with exercises of the Pre-Funded Warrants and Warrants pursuant to the Securities Purchase Agreement and the offer and sale of the Placement Agent Warrants and the Shares of Common Stock to be issued in connection with exercises of the Placement Agent Warrants pursuant to the Engagement Letter was and will be made in reliance upon the exemption from registration contained in Section 4(a)(2) of the Securities Act and/or Rule 506 of Regulation D of the Securities Act and in reliance on similar exemptions under applicable state laws. This Form 8-K shall not constitute an offer to sell or the solicitation of any offer to buy the securities discussed herein, nor shall there be any offer, solicitation, or sale of the securities in any state in which such offer, solicitation, or sale would be unlawful prior to registration or qualification under the securities laws of any such state.

Item 7.01 Regulation FD Disclosure.

The Company issued a press release announcing the Offering on June 26, 2026. The Company issued a press release announcing closing of the Offering on June 29, 2026. Copies of the press releases are furnished as Exhibits 99.1 and 99.2 hereto and are incorporated herein by reference.

The information set forth in this Item 7.01 and contained in the press releases furnished as Exhibits 99.1 and 99.2 hereto shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), and is not incorporated by reference into any of the Company’s filings under the Securities Act or the Exchange Act, whether made before or after the date hereof, except as shall be expressly set forth by specific reference in any such filing.

Item 9.01 Financial Statements and Exhibits.

Exhibit No.	Description
10.1	Form of Securities Purchase Agreement, dated June 25, 2026, between FibroBiologics, Inc. and the purchaser named therein
10.2	Form of Registration Rights Agreement, dated June 25, 2026, between FibroBiologics, Inc. and the purchaser named therein
4.1	Form of Pre-Funded Warrant
4.2	Form of Warrants
4.3	Form of Placement Agent Warrant
99.1	Press Release dated June 26, 2026
99.2	Press Release dated June 29, 2026
104	Cover Page Interactive Data File (formatted in Inline XBRL).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

FibroBiologics, Inc.

Date:	June 29, 2026	By:	/s/ Pete O'Heeron
Name: Pete O'Heeron Title: Chief Executive Officer